UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): April 30, 2010
GSI Commerce, Inc.
(Exact name of registrant as specified in its charter)

Delaware	0-16611	04-2958132

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

935 First Avenue King of Prussia, PA	19406

(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code: (610) 491-7000
Not Applicable
(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.
On April 30, 2010, e-Dialog, Inc., a Delaware corporation (“e-Dialog”) and wholly owned subsidiary of GSI Commerce, Inc., a Delaware corporation (the “Registrant”), entered into, and consummated the transactions contemplated by, that certain Stock Purchase Agreement (the “Stock Purchase Agreement”) with World Marketing, Inc., a Nebraska corporation (“World Marketing”) and MBS Insight, Inc., a Delaware corporation and wholly owned subsidiary of World Marketing (the “Company”).
Upon the terms and subject to the conditions of the Stock Purchase Agreement, e-Dialog purchased (the “Transaction”) from World Marketing all of the issued and outstanding capital stock of the Company for a purchase price, payable in cash, of $22.5 million, of which a portion was used to pay off indebtedness of the Company. Of the purchase price $2.7 million was paid into escrow to secure post-closing indemnification obligations of World Marketing. The purchase price is subject to increase or decrease, as the case may be, to the extent that the working capital of the Company is more or less than the agreed working capital target of $1.5 million.
The parties agreed to customary representations, warranties and covenants in the Stock Purchase Agreement. World Marketing and its affiliates are prohibited for five (5) years following the consummation of the Transaction from engaging in specified competitive activities in the United States. The Stock Purchase Agreement also includes various other provisions customary for transactions such as the Transaction.
The foregoing is a summary of the material provisions of the Stock Purchase Agreement. This summary is not intended to be complete and is qualified in its entirety by reference to the Stock Purchase Agreement, which the Registrant intends to file with the SEC.
A copy of the Registrant’s press release announcing the execution of the Stock Purchase Agreement and the consummation of the Transaction is attached hereto as Exhibit 99.1.
Item 2.01 Completion of Acquisition or Disposition of Assets.
On April 30, 2010, the Transaction was consummated, and eDialog acquired all of the issued and outstanding capital stock of the Company pursuant to and in accordance with the Stock Purchase Agreement.
The disclosure set forth in Item 1.01 is incorporated into this Item 2.02.
The financial statements of the Company and the pro forma financial information of the Registrant required under Item 9.01 of this report will be filed by amendment not later than 71 calendar days after the date on which this Current Report on Form 8-K is required to be filed.

Forward-Looking Statements
Certain statements in this report are forward-looking statements which includes all statements other than those made solely with respect to historical fact. Forward-looking statements speak only as of the date on which they are made, and we undertake no obligation to update or revise any forward-looking statements. These forward-looking statements are subject to risks and uncertainties that may cause actual results to differ materially from those contained in the statements, including the following: (a) the risk that the Transaction disrupts current plans and operations; (b) the risk that anticipated synergies and opportunities as a result of the Transaction will not be realized; (c) difficulty or unanticipated expenses in connection with integrating the Company into e-Dialog; and (d) the risk that the acquired entity does not perform as planned.
Item 9.01. Financial Statements and Exhibits.
(a)	Financial Statements of Businesses Acquired.
The audited financial statements and unaudited interim financial statements of RCI required by this Item 9.01(a) will be filed by amendment not later than 71 calendar days after the date on which this Current Report on Form 8-K is required to be filed.
(b)	Pro Forma Financial Information.
The unaudited pro forma financial information required by this Item 9.01(b) will be filed by amendment not later than 71 calendar days after the date on which this Current Report on Form 8-K is required to be filed.
(d)	Exhibits.

Exhibit Number	Exhibit Title
99.1	Press Release, dated May 3, 2010.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GSI COMMERCE, INC.
By:
	Name:	Michael R. Conn
	Title:	Executive Vice President and Chief Financial Officer

Dated: May 4, 2010

EXHIBIT INDEX

Exhibit Number	Exhibit Title
99.1	Press Release, dated May 3, 2010.

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